EXHIBIT 32.1
SECTION 906 CERTIFICATION OF CHIEF EXECUTIVE OFFICER

I, James L. Wainscott, President and Chief Executive Officer of AK Steel Holding Corporation (the “Company”), do hereby certify in accordance with 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1) This Quarterly Report on Form 10-Q for the period ending March 31, 2011 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)), and,
(2) The information contained in this Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	May 5, 2011	/s/ James L. Wainscott
James L. Wainscott
President and Chief Executive Officer